SF Partnership, LLP
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Cdoor Corp.

We hereby consent to the incorporation by reference, in this Registration Statement on Form SB-2/A of CDoor Corp., of our report dated August 15, 2005 relating to the financial statements of Cdoor Corp., for the period from November 18, 2004 (Inception) through December 31, 2004, and to the reference to us under the heading "Experts" in the Form SB-2/A.

SF Partnership, LLP

Toronto, Canada
January 23, 2006

CHARTERED ACCOUNTANTS

The Madison Centre, 4950 Yonge Street, Suite 400, Toronto, Ontario Canada M2N 6K1
Telephone 416 250 1212 Fax 416 250 1225 email general@sfgroup.ca www.sfgroup.ca